Exhibit 10.2

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 14, 2018, by and among GT Biopharma, Inc. (the “Parent”), Georgetown Translational Pharmaceuticals, Inc. (the “Subsidiary,” and collectively, the “Companies”), and Kathleen Clarence-Smith (the “Executive,” and together with the Companies, the “Parties”).

WHEREAS, the Parties entered into an Employment Agreement, effective September 1, 2017 (the “Agreement”);

WHEREAS, Executive resigned from her position as Chief Executive Officer on February 14, 2018 pursuant to a Written Consent of the Board of Directors Regarding Actions Taken without a Meeting (the “February 14 Board Resolutions”);

WHEREAS, Executive was appointed as Vice-Chairwoman of the Board of Directors of the Companies and President of the Neurology Division, and was retained as a Director of the Parent pursuant to the February 14 Board Resolutions;

WHEREAS, all provisions of the Agreement, as amended herein, shall remain in effect, pursuant to the February 14 Board Resolutions; and

WHEREAS, Executive signed the February 14 Board Resolutions;

The Parties agree to amend the Agreement as follows:

1. Section 1 of the Agreement is stricken in its entirety and replaced with the following:

“Executive shall be employed by each Company as Vice-Chairwoman of the Board and President of the Neurology Division, reporting to the Board of Directors of each Company. Executive agrees to devote the necessary business time, energy and skill to her duties at each Company, and will be permitted to engage in outside consulting and/or employment provided said services do not materially interfere with Executive’s obligations to each Company under the terms of this Agreement. Executive agrees to advise the Board of Directors of the Parent of any outside services, and such Board’s approval of Executive’s participation in any such outside services shall not be unreasonably withheld or delayed. If such Board does not affirmatively approve of any such outside engagements within thirty (30) days after Executive informs the Board, the Board’s approval shall be deemed to have been given. These duties of Executive under this Agreement shall include all those duties customarily performed by a Vice-Chairwoman and President as well as providing advice and consultation on general corporate matters and other projects as may be assigned by either Company’s Boards of Directors on an as needed basis. During the term of Executive’s employment, Executive shall be permitted to serve on boards of directors of for-profit or not-for-profit entities provided such service does not adversely affect the performance of Executive’s duties to the Companies under this Agreement, and are not in conflict with the interests of the Companies.

“Executive shall be nominated to stand for election to the Board of Directors of each Company of its scheduled shareholders meeting so long as Executive remains as Vice-Chairwoman of either Company. As a member of each Company’s Board, Executive shall continue to be subject to the provisions of each Company’s bylaws and all applicable general corporation laws relative to her position on the Board. In addition to each Company’s bylaws, as a member of the Board, Executive shall also be subject to the statement of powers, both specific and general, set forth in each Company’s Articles of Incorporation.”

2. Section 3(a) of the Agreement is stricken in its entirety and replaced with the following:

“Executive shall be paid a monthly Base Salary of $500,000.00 per year. The monthly cash payment will be subject to applicable withholding, in accordance with the Parent’s normal payroll procedures. Executive’s salary shall be reviewed on at least an annual basis and may be adjusted as appropriate, but in no event shall it be reduced to an amount below Executive’s salary then in effect. In the event of such an adjustment, that amount shall become Executive’s Base Salary. Furthermore, during the term of this Agreement, in no event shall Executive’s compensation be less than any other officer or employee of either Company or any subsidiary.

3. The line of Section 9(c) that reads “Attention: Anthony J. Cataldo, Executive Chairman” is replaced with the following: “Attention: Shawn Cross, Chairman.”

4. For the avoidance of doubt, Executive acknowledges that her change in title, authority, responsibilities and duties from Chief Executive Officer to Vice-Chairwoman of the Board and President of the Neurology Division does not constitute a Change in Control Period Good Reason, as defined in Section 5(d)(ii) of the Agreement, or a Non Change in Control Period Good Reason, as defined in Section 5(e)(ii) of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

EXECUTIVE:

Date: February 14, 2018
/s/ Kathleen Clarence-Smith
Kathleen Clarence-Smith

GT BIOPHARMA, INC.:

Date: February 14, 2018
/s/ Steven Weldon
Steven Weldon, CFO

GEORGETOWN TRANSLATIONAL PHARMACEUTICALS, INC.:

Date: February 14, 2018
/s/ Steven Weldon
Steven Weldon, CFO

[Signature Page to First Amendment to K. Clarence-Smith Employment Agreement]

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